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                                                                      EXHIBIT 12



         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                                                         1997
                                                                                           --------------------------------
                                                                                                                 Pro Forma,
                                     1993           1994          1995           1996      Actual    Pro Forma  As Adjusted
                                     ----           ----          ----           ----      ------    ---------  -----------
Loss before income taxes           $(2,159)       $(5,342)     $(53,160)      $(55,256)   $(46,078)  $(91,136)  $(151,911)
Equity in loss of affiliate                            35           204            807
Interest expense                       311            731         1,964          5,025       5,362      8,356      69,131
Interest portion of rental
expense                                136            230           692          1,200       1,656      1,656       1,656
                                   -------        -------      --------       --------    --------   --------   ---------
Earnings/(loss)                    $(1,712)       $(4,346)     $(50,300)      $(48,224)   $(39,060)  $(81,124)  $ (81,124)
                                   =======        =======      ========      =========    ========   ========   =========

Interest expense                       311            731         1,964          5,025       5,362      8,356      69,131
Interest portion of rental
expense                                136            230           692          1,200       1,656      1,656       1,656
                                   -------        -------      --------       --------    --------   --------   ---------
Fixed charges                      $   447        $   961         2,656      $   6,225       7,018   $ 10,012   $  70,787
                                   =======        =======      ========      =========    ========   ========   =========
Ratio of earnings to fixed
charges                                -             -               -              -           -          -           -
                                   =======        =======      ========      =========    ========   ========   =========
Deficiency of earnings to cover
   fixed charges                   $ 2,159        $ 5,307      $ 52,956      $  54,449    $ 46,078   $ 91,136   $ 151,911
                                   =======        =======      ========      =========    ========   ========   =========
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